INTERNATIONAL STRATEGY & INVESTMENT GROUP INC.
                                 CODE OF ETHICS

I.    GENERAL
      -------

      Under Section 10(b) and Rule 10b-5 of the Securities and Exchange Act of 1934 (the "1934 Act") a registered dealer and its employees are prohibited from engaging in "fraudulent, deceptive or manipulative" practices in connection with the purchase or sale of any security.

      This document constitutes the Code of Ethics required by the 1934 Act for ISI Group Inc. ("ISI" or "the Company"). It also addresses personal securities trading by all Directors, Officers, and Employees of ISI.

II.   DEFINITIONS
      -----------

      For purposes of this Code, the following terms have the meanings set forth below:

      A. "BENEFICIAL OWNERSHIP" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.

      B. "PURCHASE OR SALE OF A SECURITY" means obtaining or disposing of "Beneficial Ownership" of that Security and includes, among other things, the writing of an option to purchase or sell a Security.

      C. "RELATED ACCOUNTS" mean accounts for the employee's spouse, dependent children, and any other person residing in the same household as the employee or to whom the employee provides support.

      D.  "EQUITY  SECURITY"  shall  have the same  meaning as that set forth in
      Section 12(g) and Rule 3(a)11-1 of the 1934 Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered, open-end investment companies other than shares issued by the ISI Funds.

III.  GENERAL PRINCIPLES
      ------------------

      A.    Employees
            ---------

      All Employees are subject to the prohibitions of the 1934 Act against fraudulent practices set forth in C below.


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

      In addition, Employees should appreciate the need to behave in an ethical manner with respect to the Company. In particular, all Employees should be wary of any potential conflicts between their duty of loyalty to the Company and their own financial interests, particularly with respect to their own securities trading activities. Employees should take care to preserve the confidentiality of the Company's business affairs.

      B.    Office Conduct
            --------------

      Company policy is to be professional and courteous. Office language is always to be respectful, both written communication, such as e-mail and instant message, as well as verbal communication. Newspaper articles have documented reports of inappropriate e-mail language and the fallout it can create. The same holds true for verbal communications. Salty language, particularly in an open area like ISI has, can result in offending both fellow employees as well as clients who are on the phone with a nearby employee. So please take note to always use professional and courteous language.

      ISI prohibits sexual harassment. No employee should endure insulting, degrading or exploitive treatment on the basis of gender. Any employee who believes he/she has been the victim of sexual harassment should contact any member of management with whom the employee feels comfortable. The situation will be promptly and thoroughly investigated in a discreet manner. If the Chairman determines that an employee has engaged in sexual harassment, the Chairman shall impose upon the individual such disciplinary action as he deems appropriate, which may include termination.

      C.    Fraudulent Practices/Misrepresentation
            --------------------------------------

      No employee may spread any rumors or misinformation regarding securities or an issuer that the employee knows to be false or misleading. This includes rumors of a sensational character that might reasonably be expected to affect market conditions. Discussion of unsubstantiated information published by a widely circulated public media is not prohibited providing the source and unsubstantiated nature are also disclosed.

      Employees may not disseminate any information that falsely states or implies guarantees or approval of securities by the government or other institution such as government guarantee of securities that carry no such guarantee. SIPC may not be misrepresented as a guarantor of a customer's account against losses from transactions.

      The Firm and its employees are prohibited from guaranteeing a customer against loss in any securities transaction. Designated supervisors are responsible for identifying prohibited guarantees in correspondence or other written


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

      communications with public customers. Options or written agreements that establish the future price of a transaction such as repurchase agreements are not included in this prohibition.

      D.    Outside Directorships
            ---------------------

      Employees may not serve on the boards of directors of publicly traded companies unless (i) ISI's board of directors grants prior authorization, and (ii) a mechanism is put into place and maintained for the purpose of preventing the flow of information from the employee serving on the board to any employee that has contact with ISI's clients.

IV.   RESTRICTIONS ON PERSONAL TRANSACTIONS
      -------------------------------------

      A.    Approval of Transactions
            ------------------------

      All Employees who wish to purchase or sell securities in the specific companies mentioned in Valu-Trac, may do so at least one day prior to or at least one day after release of the report. All Employees involved in the ISI Strategy, Technical Analysis and Survey research are required to complete the Trade Authorization Form (see Exhibit A) and submit it to the Compliance Department for approval PRIOR TO executing any trade. Valu-Trac employees must complete a similar Trade Authorization Form with the field for the current Valu-Trac rating of the security they wish to purchase or sell (see Exhibit B). Only after approval has been given by Compliance may these Employees submit the trade for execution.

      B.    Private Securities Transactions
            -------------------------------

      All transactions by Employees in private Securities (i.e., Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor) require pre-approval by the Compliance Department.

      C.    Prohibition Against Participation in Ipos
            -----------------------------------------

      No Employee may acquire securities as a part of an initial public offering by the issuer.

      D.    Ban On Short-Term Trading Profits
            ---------------------------------

      No Employee may profit from the purchase and sale, or sale and purchase, of a Security (as such term is defined in this Code) within seven calendar days. All Employees will be required to disgorge any such profit realized or losses avoided in connection with purchases and sales, or sales and purchases of Securities that occur within seven calendar days. Exceptions to this general rule can only be made with the prior written authorization from Compliance, which will review such requests on a case-by-case basis. For written authorized exceptions to such


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

      seven-calendar day holding requirement or in case of doubt, you should consult with the Compliance Department.

V.    COMPLIANCE PROCEDURES
      ---------------------

      A.    Reporting Requirements
            ----------------------

      1. INITIAL HOLDINGS REPORTS. All Employees joining ISI must complete and return to the Compliance Department an "Initial Holdings Report" (on a form to be provided, see Exhibit B) no later than ten days after the start of employment. This report will indicate the following:

      o Information about all securities accounts the employee controls or influences. Copies of the most recent account statements should be attached.
      o     Information about securities held directly by the employee.
      o Information about all private placements, limited partnership interests and other private investments that the employee controls or influences.
      o Information about all positions the employee holds as an employee, officer or director of any business organization outside of ISI.

      2. ANNUAL REPORT AND CERTIFICATION. Annually, all employees shall be required to certify on forms provided by the Compliance Department that they have read and understand this Code and have complied with all applicable requirements. Additionally, they will certify the accuracy of the Compliance Department's records regarding any accounts or investments the employee controls or influences and any outside business activities.

      B.    Records of Securities Transactions
            ----------------------------------

      All employees, including officers and directors, must direct each brokerage firm or bank at which such person maintains a securities account to supply to the Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts, including those accounts in which there are positions in any ISI Fund. (See Exhibit C).

VI.   ENFORCEMENT
      -----------

      A. If the Compliance Department believes that a violation of this Code of Ethics may have occurred, he or she shall report the potential violation to the Chairman of ISI, who shall make a determination as to whether a violation has occurred.


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

      B. If the Chairman determines that a violation has occurred, the Chairman shall impose upon the individual such sanctions, as he deems appropriate and shall report the violation and the sanction imposed to the Board of Directors of ISI. Such sanctions may include, among other things, reversal of any transaction in violation of this Code of Ethics, including disgorgement of any profits realized or losses avoided, or dismissal.

      C. No person shall participate in a determination of whether he or she has committed a violation of the code or of the imposition of any sanction against himself or herself. If a securities transaction of the Chairman/President is under consideration, the Executive Vice-President shall act in all respects in the manner prescribed herein for the Chairman/President.

VII.  RECORDS
      -------

      The Compliance Department shall be responsible for:

   o Maintaining copies of the initial holdings reports and annual certifications for at least five years after the end of the calendar year in which the report is made, the first two years in an easily accessible place.

   o Maintaining copies of each broker trade confirmation for each transaction in approved outside accounts and a copy of each monthly or quarterly statement for those accounts, for at least five years after the calendar year in which the information is provided, the first two years in an easily accessible place.

   o Maintaining in an easily accessible place a current copy of this Code of Ethics and a copy of each Code of Ethics effective for the preceding five-year period.

   o Maintaining records of any violations of this Code and sanctions for such violations in an easily accessible place for at least five years after the end of each calendar quarter in which the violations occurred.

   o Maintaining copies of reports to the Board of Directors regarding this Code for at least five years after the end of the calendar year in which they are made, the first two years in an easily accessible place.


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

VIII. ANNUAL REPORT AND CERTIFICATION TO THE BOARD
      --------------------------------------------

      At least once a year the Compliance Department will provide the Board of Directors of ISI with a written report describing any issues arising from this Code of Ethics or related procedures since the last report, including but not limited to:

   o Information about material violations of the Code or procedures, or violations that are material in the aggregate;
   o  Sanctions imposed in response to these violations;
   o Information about any other significant conflicts of interest that arose involving personal investment policies; and
   o  Proposed amendments and modifications to the Code.

IX.   GIFTS
      -----

      The following policies do not apply to personal gifts between employees, or to personal gifts between an employee and a family member or personal friend that are given or received outside of business related setting.

      A.    Gifts Received by Staff Members
            -------------------------------

      An employee may not accept any gift (including gifts of tickets to sporting events or theatre where the person providing the entertainment is not present) other than gifts of nominal value (under $100) from any one person in any one year. Under no circumstances may an employee accept a gift of cash.

      B.    Entertaining Clients and Gifts To/from Clients
            ----------------------------------------------

      Where appropriate, gifts may be given or received from current or potential customers or suppliers (other than government officials) if nominal in value (under $100) and in accord with general standards of ethical business conduct.

      Employees may engage in normal and customary business entertainment (such as business meals, sporting events and shows) provided that the employee is present for an event. It is ISI's policy to limit ticket costs for theater and sporting events to $400 per attendee per event. This is by no means meant to set a dollar standard for client entertainment, nor is it meant to discourage business promotion. It is simply to install a prudent limit. In those rare occurrences, where an employee believes it is warranted to exceed this limit, the prior authorization of Edward Hyman, Nancy Lazar, Vinayak Singh, or Steve Killorin should be obtained.

X.    POLICY STATEMENT ON INSIDER TRADING
      -----------------------------------

      The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in


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

      securities (whether or not one is an "insider") or the communication of material nonpublic information to others. Information is deemed to be "material" if there is a substantial likelihood that a reasonable investor would consider the information important in making his or her investment decision. Information is "nonpublic" when it is not generally available to ordinary investors in the marketplace.

      While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      1. Trading by an insider while in possession of material nonpublic information, or

      2. Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

      3.    Communicating material nonpublic information to others.

      ISI believes that in addition to obeying the law, all employees have the moral and ethical obligation to preserve and protect the integrity and reputation of the firm and the securities industry in general. We must also make every effort to conduct ourselves in such a manner as to avoid even the appearance of impropriety. Anyone who believes they have received inside information should immediately seek the advice of the Compliance Department. ISI also encourages every employee who believes they have information regarding the communication of, or treading upon, inside information to bring such information immediately to the attention of the Compliance Department personnel, who will hold the source of all such information in strictest confidence.

      The Firm has established a "Chinese Wall" to separate its research activities and the advisory activities of ISI Inc., a registered investment advisory affiliate of the Firm. Generally, this policy prohibits any person conducting or with access to the Firm's research from communicating any material non-public information to any person at ISI Inc. before such research has been made publicly available. Material, nonpublic information obtained by any person at the Firm, may not be disseminated to any employee of ISI Inc., or any other person outside of the Firm, without the prior approval, on a case by case basis of the Compliance Department.

XI.   ANTI-MONEY LAUNDERING
      ---------------------

      The "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (the "USA PATRIOT Act") amends the Bank Secrecy Act (the "BSA") to require, among other things, that "financial institutions" adopt compliance programs to guard against money laundering activities.


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

      Money laundering is the process by which those involved in criminal activities conceal the source and disguise the nature of illicit funds by making them appear legitimate. The process generally involves three stages:

   o Placement - Placing illicit funds into the financial system by converting those funds into some other financial instrument or medium;

   o Layering - Separating illicit funds from their source by involving those funds in a series of legitimate transactions; and

   o Integration - Involving illicit funds in a series of transactions intended to make it appear that the funds have been derived from a legitimate source.

      As a general matter, the anti-money laundering laws and regulations in the United States:

   o Make it a criminal offense to knowingly, or with willful blindness, engage in financial transactions or to transmit overseas funds that represent the proceeds from an extensive list of specified crimes and/or to engage in financial transactions with certain individuals or entities specifically designated by the U.S. government or who have addresses in certain countries specifically designated by the U.S. government; and

   o Require financial institutions to identify and report certain customer transactions and suspicious customer activity and to create documentation that will allow law enforcement authorities to trace illicit funds back to their illegal origins.

      ISI encourages every employee who believes they may have encountered a money laundering offense to bring such information immediately to the attention of the Compliance Department, who will hold the source of all such information in strictest confidence.


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

                 INTERNATIONAL STRATEGY & INVESTMENT GROUP INC.

TO:   THE COMPLIANCE OFFICER

      By my signature below, I represent that I have received, read and understood the Code of Ethics for International Strategy & Investment Group Inc. ("ISI"), and that I agree to comply with the provisions of such Code.

      I understand and acknowledge that any violation of this Code of Ethics may subject me to disciplinary action, including without limitation, termination of employment, disgorgement of profits, monetary fines and criminal sanctions.



_____________________________________      _____________
Name (Print)                               Date

_____________________________________
Signature

_____________________________________
Title


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

                                                                       EXHIBIT A

ISI
40 West 57th Street, 18th Floor                               Tel (212) 446-5600
New York, NY  10019                                           Fax (212) 486-6475

                               TRADE AUTHORIZATION

___________________________ seeks approval for the following trade:
(Name of Employee)

_____________________________________________________________
(Employee Account Number/Name of Firm)

_______  Buy

_______  Sell

_______  Number of Shares

____________________________________  Company Name/Symbol

The rationale behind this trade derives only from my own research and opinions about the market based on publicly available sources. This trade is not the result of any proprietary information from ISI's Company Survey contacts.

Last date of contact with Company Insider (if any)  ___________________

SIGNED:  ____________________________________  DATE:  _________________


________________________________________________________________________________
For Compliance Use Only:

_______  Approved

_______  Not Approved

Signed:  _____________________________  Date:  _______________


                 INTERNATIONAL STRATEGY & INVESTMENT GROUP INC.

                                                                       EXHIBIT B

ISI
40 West 57th Street, 18th Floor                               Tel (212) 446-5600
New York, NY  10019                                           Fax (212) 486-6475

                         TRADE AUTHORIZATION: VALU-TRAC

___________________________ seeks approval for the following trade:
(Name of Employee)

_____________________________________________________________
(Employee Account Number/Name of Firm)

_______  Buy

_______  Sell

_______  Number of Shares

____________________________________  Company Name/Symbol

The rationale behind this trade derives only from my own research and opinions about the market based on publicly available sources. This trade is not the result of any proprietary information from ISI's Company Survey contacts.

Last date of contact with Company Insider (if any)  ____________________________

Current Valu-Trac rating (buy,sell,neutral,attractive,avoid):  _________________

SIGNED:  ____________________________________  DATE:  _________________

________________________________________________________________________________
For Compliance Use Only:

_______  Approved

_______  Not Approved

Signed:  ________________________________________  Date:  _______________

                 INTERNATIONAL STRATEGY & INVESTMENT GROUP INC.

                                                                       EXHIBIT C

ISI
40 West 57th Street, 18th Floor                               Tel (212) 446-5600
New York, NY  10019                                           Fax (212) 486-6475

                           OUTSIDE SECURITIES ACCOUNTS
                           ---------------------------

EMPLOYEE'S NAME: ____________________________

DATE: _______________________________________

Pursuant to International Strategy & Investment Group Inc.'s ("ISI") Written Supervisory Procedures and NASD Rules--all confirmations and statements of transactions in employee account(s) must be reviewed by the Compliance Director or his/her designee. To facilitate compliance with this requirement each employee must disclose the identity of all securities accounts, including those accounts in which there are positions in any ISI Mutual Fund. Transactions in investment company shares ("mutual funds") and unit investment trusts are exempt from this requirement, except for those transactions that occur in any ISI Mutual Funds.

OUTSIDE SECURITIES ACCOUNTS

ACCOUNT TITLE          ACCOUNT NUMBER        FIRM NAME & ADDRESS     DATE OPENED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Compliance Department will arrange for duplicate monthly statements and confirmations to be mailed to: Chief Compliance Officer, International Strategy & Investment Group Inc., 40 West 57th Street, 18th Floor, New York, NY 10019.

Definitions:

For purposes of the above, an employee account shall include accounts of: (a) an employee, (b) an employee's spouse, (c) children of employee's and the children's spouses, provided that they reside in the same household with, or are financially dependant upon, the employee, (d) and any other account in which the employee has a beneficial interest or over which he/she has control, including the power, directly or indirectly, to make investment decisions.

EMPLOYEE'S SIGNATURE:  ______________________________  DATE:  ______________

                 INTERNATIONAL STRATEGY & INVESTMENT GROUP INC.